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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K


                    Current Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


            Date of Report                             April 6, 2001
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                            CROGHAN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


                                     0-20159
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                            (Commission File Number)


             Ohio                                                31-1073048
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(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


          323 Croghan Street, Fremont, Ohio                          43420
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        (Address of principal executive offices)                   (Zip Code)

                                 (419)-332-7301
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              (Registrant's telephone number, including area code)
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                            CROGHAN BANCSHARES, INC.


Item 5 - Other Events

                              N E W S  R E L E A S E

       The Board of Directors of The Croghan Colonial Bank announced today the employment of Steven C. Futrell as the President & CEO of the Bank to succeed the current President, Thomas F. Hite, who is retiring. Futrell will begin his duties on April 16, 2001.

       Mr. Futrell is an Ohio native with 30 years of banking experience, more than 25 of those years associated with Bank One where he served as President & CEO in Marion, Ohio and President & CEO of Bank One, East Lansing in Michigan. He also has been associated with Key Bank and The Ohio Bank.

       Mr. Futrell is a graduate of The Ohio State University and holds a BS degree in Business Administration & Finance. He also is a graduate of the Bank One College in Columbus and the National Commercial Lending School at the University of Oklahoma.

       Mr. Futrell has been active in community organizations and has served on numerous boards and is a former Rotarian. His family includes his wife, Melissa, a daughter Stephanie, residing with her husband in Columbus, Ohio and a son Bryan, living in Denver, Colorado. Futrell and his wife will be relocating to Fremont from Dayton, Ohio.

       Mr. Futrell has stated that he looks forward to returning to a community banking environment and is excited about moving to Fremont where his parents once resided.

       Mr. Hite will retire on May 25, 2001 after 44 years of employment with the Bank, the last 13 years as the President & CEO. His last work day at the Bank will be April 27. He will be on vacation until his retirement date. Hite and his wife, Pam, plan on traveling and remaining involved in community activities.
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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       CROGHAN BANCSHARES, INC.
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                                                              Registrant


Date: April 6, 2001                               by: /s/ Thomas Hite
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                                                      Thomas F. Hite, President